Exhibit 10.2

Award No.

THE GAP, INC.

STOCK AWARD AGREEMENT1

The Gap, Inc. (the “Company”) hereby grants to                  (the “Employee”), an award (the “Award”) of Performance Units (each Performance Unit shall be referred to as a “Stock Award”) which represent the right to receive shares of the Company’s common stock, $0.05 par value (the “Shares”) subject to the fulfillment of the vesting conditions and other conditions set forth in the attached Appendix A. This Award is granted pursuant to The Gap, Inc. 1996 Stock Option and Award Plan (the “Plan”) and is subject to all of the terms and conditions contained in this Stock Award Agreement (the “Agreement”), including the terms and conditions contained in the attached Appendix A. The date of this Agreement is                 . Subject to the provisions of Appendix A and of the Plan, the principal features of this Award are as follows:

Number of Stock Awards:

Date of Grant:

Date(s) Stock Awards
Scheduled to Vest:	#,### Stock Awards on [month/day/year]
#,### Stock Awards on [month/day/year]
#,### Stock Awards on [month/day/year]
#,### Stock Awards on [month/day/year]

As provided in the Plan and in this Agreement, this Award may terminate before the scheduled vest date(s) of the Stock Awards. Important additional information on vesting and forfeiture of the Stock Awards covered by this Award is contained in paragraphs 3 through 6 of Appendix A.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement, in duplicate, to be effective as of the date first above written.

THE GAP, INC.

Dated:
Paul Pressler
President and Chief Executive Officer

My signature below indicates that I understand that this Award is 1) subject to all of the terms and conditions of this Agreement (including the attached Appendix A) and of the Plan, 2) not considered salary, nor is it a promise for future grants of Stock Awards, 3) not a term or condition of my employment with the Company, and 4) made at the sole discretion of the Company.

EMPLOYEE

Dated:
Social Security or Tax ID #:

[1]	STOCK AWARDS GRANTED BY THE GAP, INC. ARE GOVERNED SOLELY BY THE LAWS OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA.

APPENDIX A

TERMS AND CONDITIONS OF STOCK AWARD

1. Grant of Stock Awards. The Company hereby grants to the Employee for past services and as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, an Award with respect to the number of Stock Awards set forth on page 1 of this Agreement, subject to all the terms and conditions in this Agreement and the Plan. Employee understands and agrees that this Award does not guarantee any future Stock Award grants and that grants are made at the sole discretion of the Company.

2. Company’s Obligation to Pay. On any date, a Stock Award has a value equal to the Fair Market Value of one Share. Unless and until a Stock Award has vested in accordance with the vesting schedule set forth on the first page of this Agreement, the Employee will have no right to payment of a Share with respect to the Stock Award. Prior to actual payment of any Shares pursuant to vested Stock Awards, each Stock Award represents an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting of Stock Awards and Issuance of Shares. Except as provided in paragraph 4, and subject to paragraphs 5 and 6, the Stock Awards subject to this Agreement will vest as to the number of Stock Awards, and on the dates shown, on the first page of this Agreement (each a “Vesting Date”), but in each case, only if the Employee has been continuously employed by the Company or by one of its Affiliates from the date of this Award until the applicable Vesting Date of the Stock Awards. Upon each Vesting Date, one Share shall be issuable for each Stock Award that vests on such Vesting Date, subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Employee upon satisfaction of any required tax withholding obligations. No fractional Shares shall be issued under this Agreement.

4. Postponement of Vesting. Notwithstanding paragraph 3 or any other provision of this Agreement, prior to the date that a Stock Award is scheduled to become vested, the Committee, in its sole discretion, may determine that the vesting of such Stock Award shall occur on a date later than the originally scheduled Vesting Date. The Committee may exercise its power to postpone the issuance of the Stock Award only if the Committee, in its sole discretion, determines that Employee has taken or will take a personal leave of absence (as defined from time to time by the Committee) on or after the date of this Agreement. The duration of the postponement shall equal the duration of the Employee’s personal leave of absence. If Employee does not return from the personal leave of absence, the Stock Award shall terminate as set forth in paragraph 6.

5. Death, Retirement, Committee Discretion. In the event of the Employee’s death or Retirement (as defined in the Plan), the remaining Stock Awards shall become fully vested on the date of death or Retirement, as applicable. Notwithstanding the previous sentence, if in the event that within one year of the date of this Agreement, Employee dies or terminates employment due to Retirement, this Stock Award shall immediately thereupon terminate. In addition, the Committee, in its discretion, may accelerate the vesting of all or a portion of the Stock Award at any time, subject to the terms of the Plan. If so accelerated by the Committee, such Stock Award will be considered as having been vested as of the date specified by the Committee.

6. Termination of Service. Notwithstanding any contrary provision of this Agreement, the balance of the Stock Awards that have not vested pursuant to paragraph 3, 4 or 5 will be forfeited and cancelled automatically at the time of the Employee’s Termination of Service.

7. Withholding Taxes. On each Vesting Date, the Employee agrees that the Company will withhold a portion of the Shares scheduled to be issued pursuant to vested Stock Awards that have an aggregate market value, sufficient to pay the federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or its designated Affiliate. The Company will only withhold whole Shares and therefore the Employee also authorizes any such deduction without notice from salary or other amounts payable to the Employee, cash having a value sufficient to satisfy any fractional amount necessary to satisfy such taxes required to be withheld by the Company. Notwithstanding the previous sentence, the Employee, if the Company in its sole discretion so agrees, may elect to furnish to the Company written notice, no more than 30 days and no less than 5 days in advance of a scheduled Vesting Date, his or her intent to satisfy the tax withholding requirement by remitting the full amount of the tax withholding to the Company on the scheduled Vesting Date.

8. Beneficiary Designation. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee’s designated beneficiary, or if no such beneficiary survives the Employee, the person or persons entitled to such distribution or delivery under the Employee’s will or, if the Employee should fail to make testamentary disposition of such property, the executor of his or her estate. In order to be effective, a beneficiary designation must be made by the Employee in a form and manner acceptable to the Company. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9. Conditions to Issuance of Shares. The Shares deliverable to the Employee on the Vesting Date(s) may be either previously authorized but unissued Shares or issued Shares that have been reacquired by the Company. The Company shall not be required to issue any Shares hereunder prior to fulfillment of all of the following conditions: (a) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) The completion of any registration or other qualification of such Shares under any State or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable; (c) The obtaining of any approval or other clearance from any State or Federal governmental agency, which the Company would, in its absolute discretion, determine to be necessary or advisable; and (d) The lapse of such reasonable period of time following the date of Stock Award as the Company may establish from time to time for reasons of administrative convenience. Notwithstanding any other provision of this Agreement, an Employee shall not have a legally binding right to receive the Shares until the satisfaction of all conditions of this paragraph 9.

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10. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Stock Award unless and until Shares have been issued in accordance with paragraph 3, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. Except as provided in paragraph 11, after such issuance, recordation, and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. Changes in Stock. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the Stock Awards subject to the Award, in such manner as the Committee (in its sole discretion) shall determine to be appropriate.

12. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Terms used in this Agreement that are not defined in this Agreement will have the meaning set forth in the Plan.

13. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any portion of the Stock Award has vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

14. No Modification of At-Will Status. The Employee understands and agrees that this Agreement does not impact in any way the right of the Company, or the Affiliate employing the Employee, as the case may be, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The Employee understands and agrees that his or her employment is “at-will” and that either the Company or the Employee may terminate the Employee’s employment at any time and for any reason. The Employee also understands and agrees that his or her “at-will” status can only be changed by an express written contract signed by an authorized officer of the Company and the Employee.

15. Non-Transferability of Award. Except as otherwise herein provided, the Stock Awards herein granted and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Stock Award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such Stock Award and the rights and privileges conferred hereby will immediately become null and void.

16. Binding Agreement. Subject to the limitation on the transferability of the Stock Award contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the Employee and the Company.

17. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Legal Department, at The Gap, Inc., Two Folsom, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee will be addressed to the Employee at the address set forth on the records of the Company. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, and deposited, postage prepaid, in a United States post office.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written agreement executed by a duly authorized officer of the Company.

21. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Employee expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

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